Exhibit 10.32

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED OR OMITTED.

FORM OF ASSET PURCHASE AGREEMENT

BY AND BETWEEN

AMPLITECH GROUP, INC.

AND

TITAN CREST, LLC

March 26, 2025

Appendices

Appendix A-Allocation of NRE Payments

Exhibits

Exhibit A - Form of Assignment and Assumption

Exhibit B- [*****] IP Transfer Agreement

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of March 26, 2025 (the “Effective Date”), is entered into by and between Titan Crest, LLC, a Delaware limited liability company, with its principal office located at 9 E. Loockerman Street, Suite 311, Dover, Delaware 19901 (“Titan Crest”),(the “Seller”), [*****], a corporation organized under the laws of Canada (solely relating to Section 1.06 and Articles II, IV and V of this Agreement, “[*****]”), and AmpliTech Group, Inc., an Nevada corporation (“Buyer”). Each Seller, [*****] and Buyer are referred to herein, individually, as a “Party” and, collectively, the “Parties.”

RECITALS

A. Seller, either directly or indirectly through its subsidiary [*****] , is in the business of developing, designing, marketing and selling a wide range of [*****] based on ORAN standards (“Seller’s Business”);

B. Seller’s Business includes, but is not limited to, developing, manufacturing, marketing and selling products that use radio frequency technology to make [*****];

C. Prior to execution of this Agreement, [*****] has transferred to Seller all of its right, title and interests, free and clear of any claims, liens and encumbrances, certain assets, including, but not limited to, assets and intellectual property relating to the radio frequency technology used for the [*****] currently being manufactured and sold by [*****] , or in design and development by [*****] , (the “[*****]Assets”) under that certain Intellectual Property Assignment And Transfer Agreement, dated March 26, 2025, a copy of which is attached hereto as Exihibit B (the “ [*****] IP Transfer Agreement”) and Seller desires to sell and Buyer desires to purchase from Seller the [*****] Assets subject to the terms and conditions set forth herein ; and

D. Seller and [*****] will continue to engage in the business of developing, designing, marketing and selling a wide range of [*****] based on ORAN standards, but will not engage in any activity that develops or supports a technology or design that would compete with the [*****] Assets for a period of 10 years from the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in its [*****] Assets, which consists of the following assets:

(a) all related product lines and product specifications listed on Section 1.01(a) of the disclosure schedules attached hereto (“Disclosure Schedules”) or as transferred to Seller under the [*****] IP Transfer Agreement;

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(b) a list of all of Seller’s customers related to [*****] Assets, as set forth on Section 1.01(b) of the Disclosure Schedules or as transferred to Seller under the [*****] IP Transfer Agreement (“[*****] Assets Customers”);

(c) Purchased IP (as defined below) listed on Section 1.01(c) of the Disclosure Schedules related to the [*****] Assets or as transferred to Seller under the [*****] IP Transfer Agreement;

(d) the [*****] IP Transfer Agreement and other contracts of Seller, if any, related to the [*****] Assets set forth on Section 1.01(d) of the Disclosure Schedules (the “Included Contracts”);

(e) the items and rights related to the [*****] Assets including samples, prototypes, inventory, jigs, molds, etc. set forth in Section 1.01(e) of the Disclosure Schedules or as transferred to Seller under the [*****] IP Transfer Agreement.

(f) all [*****] Assets related intellectual property listed on Section 1.01(f) of the Disclosure Schedules, or as transferred to Seller under the [*****] IP Transfer Agreement including, but not limited, the source code for any software related to the [*****] Assets including the intellectual property being developed by [*****] for future delivery under the [*****] IP Transfer Agreement;

(g) all [*****] Assets related data and records, vendor lists, research and development reports and records, production reports and records, operating guides and manuals, product formulas and designs, financial and accounting records, creative materials, advertising materials, promotional materials, studies, and reports or as transferred to Seller under the [*****] IP Transfer Agreement; and

(h) other assets set forth on Section 1.01(h) of the Disclosure Schedules.

Collectively, such assets are referred to herein as the “Purchased Assets” and shall be offered and sold to Buyer free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”). The [*****] related assets and intellectual property shall be delivered to Buyer within thirty (30) days of the Closing Date.

Section 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include Seller’s raw materials, work in process, or finished goods (“Seller’s Inventory”), whether or not related to the [*****] Assets nor any assets of Seller that are not included in the Purchased Assets (collectively, the “Excluded Assets”).

Section 1.03 Assumed Liabilities. Following the Closing, Buyer will only pay, perform, discharge and satisfy the liabilities and obligations arising out of or relating to the Purchased Assets that are set forth in Section 1.03 of the Disclosure Schedules and the liabilities and obligations under the Assigned Contracts (as hereinafter defined) arising after the date hereof (collectively, the “Assumed Liabilities”).

Section 1.04 Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, other than the Assumed Liabilities set forth in Section 1.03 of this Agreement, Seller will retain and Buyer is not assuming nor will Buyer be responsible for any liability or obligation of Seller or any affiliate of Seller or arising out of or relating to the Purchased Assets including any warranty liability for products sold by Seller prior to the Closing. Specifically, the Buyer is not assuming any liability or obligation relating to the Seller’s Business, or operation of the Seller’s Business, of whatever nature, whether known or unknown, contingent or otherwise, arising out of or relating to Seller’s ownership or operation of the Seller’s Business and the Purchased Assets prior to the Closing (collectively, the “Excluded Liabilities”). All Excluded Liabilities will be retained by and remain obligations and liabilities of Seller.

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Section 1.05 Purchase Price. Buyer intends to acquire the Purchased Assets free and clear of all liens and encumbrances of any kind or nature for a total consideration of Eight Million United States Dollars ($8,000,000) (“Purchase Price”) to the Seller to be paid as follows:

(a) Cash Payment

(i) A first cash payment of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) (the “Closing Payment”) which shall be contingent on the following conditions:

1. Assignment or new issuance of a [*****] purchase order from Telus for fiscal year 2025 delivery to the Buyer;

2. Receipt of correspondence from Telus to Buyer, as determined by Buyer in its sole but reasonable discretion, indicating Telus’s intention to issue purchase orders in the amount of [*****](including the initial purchase order indicated in Section 1.05(a)(i)1 above. These purchase orders are to be spread over three (3) years for [*****] to the Buyer. The purchase orders shall include [*****] for non-recurring engineering (NRE) related to the development of [*****], with such payment allocated in accordance with Appendix A attached hereto.

(ii) A second cash payment of Five Hundred Thousand U.S. Dollars (US$500,000) to be paid on December 5, 2025, contingent on the transfer of fully developed design package for [*****] technology (the “Transfer”) as contemplated by the [*****] IP Transfer Agreement and [*****]’s acknowledgment that the documentation/drawing package is suitable for full production purposes. If the Transfer does not occur by October 31, 2025, this milestone payment will be postponed by the same number of days equal to the difference between October 31, 2025 and the day Transfer occurs.

(b) Payment in Common Stock. A total of Five Million U.S. Dollars (US$5,000,000) to be paid in the form of restricted common stock of Buyer upon achievement of the following milestones:

(i) First payment of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) in the form of Buyer’s restricted common stock based on the Volume Weighted Average Price of Buyer’s common stock over the preceding thirty (30) trading days from the date the milestone set forth in Section 1.05(a)(i) is achieved.

(ii) Second payment of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) in the form of Buyer’s restricted common stock based on the Volume Weighted Average Price of Buyer’s common stock over the preceding thirty (30) trading days from the date of the Transfer.

(c) Issuance of Shares: All share issuances contemplated by this Agreement shall be conducted in full compliance with applicable U.S. Federal and state securities laws, including, but not limited to, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The common stock contemplated to be issued in connection with the sale of [*****] Assets shall be subject to a six (6) month restriction period, during which Seller shall not be permitted to engage in any sale, transfer, or other disposition of such shares. All share issuances under this Agreement shall be subject to approval by the Buyer’s shareholders if, and only if, required by NASDAQ Rule 5635(d) or similar rule of another National Stock Exchange, if applicable.

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Section 1.06 [*****] License to Use the Purchased Assets. [*****] hereby grants to Buyer an irrevocable, perpetual, transferable, sublicensable, royalty free, worldwide exclusive license to use the Purchased Assets set forth in Section 1.01 of this Agreement, including, but not limited to, (a) make, use, offer to sell, sell, import, advertise, manufacture, market, and distribute products and provide services related to the Purchased Assets and (b) reproduce, publicly perform, transmit, publicly display, distribute and recreate derivative works based on the Purchased Assets through all media, now known or hereafter developed, for any purpose. Buyer has the sole right, in its discretion, and at its expense, to file, prosecute, and maintain all applications, registrations, and patents relating to the licensed intellectual property covered by this Section 1.06 of this Agreement and [*****] , at the request of Buyer, and at Buyer’s expense, shall provide any reasonably requested assistance with such filing, maintenance and prosecution. It is the intent of the Parties that the Buyer shall have the sole, exclusive, and unencumbered right to commercialize all of the assets described in Section 1.01 of this Agreement. Seller and [*****] further agree to take further action reasonably requested by the Buyer to fully effect the intention of the Parties to the license granted in this Section 1.06 of this Agreement.

Section 1.07 Buyer License. Buyer hereby grants to [*****] and Seller a royalty free, worldwide license to use the Purchased Assets to the extent reasonably necessary for [*****] and/or Seller to perform their respective obligations under this Agreement.

Section 1.08 Transition Services Agreement. Promptly after the Closing, Buyer and Seller shall enter into a short-term transition services agreement for up to two (2) of Seller’s employees to provide Buyer assistance in the assignment and transfer of the Purchased Assets from Seller to Buyer for a fee not to exceed Four Hundred Thirty Thousand U.S. Dollars (US$430,000.00) (the “Transition Services Agreement”).

Section 1.09 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price, including any Milestone Payments, among the Purchased Assets for all purposes (including tax and financial accounting) as agreed by their respective accountants, negotiating in good faith on their behalf. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.10 Withholding Tax Buyer shall be entitled to deduct and withhold from the Purchase Price, Milestone Payments and any other payments contemplated by this Agreement such amounts that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 1.11 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place promptly upon the satisfaction of the condition set forth in Section 1.05(a)(i) of this Agreement (the day on which the Closing takes place being the “Closing Date”) remotely via electronic exchange of signatures. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 1.12 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) an assignment and assumption agreement in form and substance satisfactory to Buyer (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets, in substantially the form attached hereto as Exhibit A;

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(ii) copies of all consents, approvals, waivers and authorizations referred to in Section        of the Disclosure Schedules;

(iii) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the Members of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(iv) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of [*****] certifying as to (A) the resolutions of the Board of Directors of [*****] , duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement, the transactions contemplated hereby and the Intellectual Property Assignment And Transfer Agreement between [*****] and Seller, dated March ___, 2025, (the “[*****] IP Transfer Agreement”) a copy of which is attached hereto as Exhibit B; (B) the names and signatures of the officers of [*****] authorized to sign this Agreement and the documents to be delivered hereunder; and

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Closing Payment, by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than five (5) days prior to the Closing Date;

(ii) the Assignment and Assumption Agreement duly executed by Buyer;

(iii) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder;

(iv) a Purchase Order from buyer to [*****] for the same number and for the same price as the Purchase Order from Telus described in Section 1.05(a)(i)1 of this Agreement.

ARTICLE II
Representations and warranties of Seller and [*****]

Seller and [*****] , jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing. For purposes of this Article III, “Seller’s knowledge” and “knowledge of Seller” shall mean the actual knowledge (after reasonable investigation) of _____________, who is the Managing Director of Seller and authorized agent of [*****] .

Section 2.01 Organization and Authority of Seller; Enforceability. Titan Crest is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. [*****] is a corporation, duly organized, validly existing and in good standing under the federal laws of Canada. Seller and [*****] each has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller and [*****] of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company or corporate action on the part of Seller and [*****] , as the case may be. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and [*****] , and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller and [*****] , enforceable against each in accordance with their respective terms.

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Section 2.02 No Conflicts; Consents. Other than as set forth on Section 3.02 of the Disclosure Schedules, the execution, delivery and performance by Seller and [*****] of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller or [*****] ; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller and [*****] or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller or [*****] is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller or [*****] from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller and [*****] of this Agreement and the consummation of the transactions contemplated hereby.

Section 2.03 Title to Purchased Assets. Seller and [*****] own and have good title to the Purchased Assets, free and clear of Encumbrances, except for: (a) liens for taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; and (c) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business. Prior to the execution of this Agreement, [*****] has transferred all of its right, title and interest to the Purchased Assets to Seller.

Section 2.04 Intellectual Property.

(a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) software, both source code and object code, relating to the Purchased Assets; (vi) designs, BOM, and other documents and handbooks reasonably necessary for the manufacture of products from the Purchased Assets; and (vii) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b) Section 2.04(b) of the Disclosure Schedules lists all Intellectual Property owned by Seller and related solely and exclusively to the Seller’s Business that is included in the Purchased Assets (“Purchased IP”). Seller and [*****] own or have adequate rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 2.04(b) of the Disclosure Schedules, (i) all registrations for such Intellectual Property are subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s registrations thereof. For all registered Intellectual Property or Intellectual Property for which an application to register has been filed, Section 2.04(b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date.

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(c) To the knowledge of Seller and [*****] , Seller’s current use and use by [*****] within the last five (5) years of the Purchased IP has not infringed and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity. There are no claims pending or threatened in writing by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To the knowledge of Seller and [*****] , no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has within the last five (5) years made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 2.05 Assigned Contracts. Section 2.05 of the Disclosure Schedules sets forth each material contract related to the Purchased Assets and, other than as indicated therein, each is included in the Purchased Assets and will be assigned to Buyer as part of the transactions contemplated by this Agreement (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder). Complete and correct copies of each Assigned Contract have been made available to Buyer. To the knowledge of Seller and [*****] , there are no disputes pending or threatened under any Assigned Contract.

Section 2.06 Permits. Section 2.06 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities related to the Seller’s Business that are included in the Purchased Assets (the “Transferred Permits”). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any of the Transferred Permits.

Section 2.07 Compliance with Laws. Seller and [*****] have been in material compliance, and each is now in material compliance, with all applicable international, federal, state and local laws and regulations applicable to the Seller’s Business as conducted at and prior to the Closing relating to the ownership and use of the Purchased Assets.

Section 2.08 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller or [*****] (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the knowledge of Seller and [*****] , no event has occurred or circumstances exist that may give rise to, or serve as a basis, for any such Action.

Section 2.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or [*****] .

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Section 2.10 Full Disclosure. To the knowledge of Seller and [*****] , no representation or warranty by Seller or [*****] in this Agreement and no statement contained in the Disclosure Schedules to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they are made, not misleading.

Section 2.11 Financial Information. The financial information provided by Seller to Buyer relating to the [*****] Assets in connection with the transactions contemplated by this Agreement (the “[*****] Assets Financial Information”) was prepared by Seller and was based on final versions of financial statements reviewed by Seller’s independent accountants and other books and records of Seller kept in the ordinary course of its business. The [*****] Assets Financial Information is accurate and complete in all material respects.

Section 2.12 Sufficiency of Assets. Other than as set forth in Section 3.13 of the Disclosure Schedules, the Purchased Assets constitute all of the [*****] Assets and represent all assets reasonably necessary for Buyer’s production of radio frequency products derived from the [*****] Assets in a manner reasonably consistent with Seller’s operation of the Seller’s Business prior to the Closing.

Section 2.13 Accredited Investor. Seller represents that it is an Accredited Investor within the meaning of Section 501(a) of Regulation D promulgated under Securities Act of 1933, as amended.

Section 2.14 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, neither Buyer nor any other person or entity has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

ARTICLE III

Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Buyer’s knowledge” and “knowledge of Buyer” shall mean the actual knowledge (after reasonable investigation) of Fawad Maqbool, Buyer’s Chief Executive Officer.

Section 3.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

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Section 3.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05 Solvency; Sufficiency of Funds. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 3.06 Full Disclosure. To the knowledge of Buyer, no representation or warranty by Buyer in this Agreement and no statement contained in the Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they are made, not misleading.

Section 3.07 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, neither Buyer nor any other person or entity has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

ARTICLE IV

Covenants

Section 4.01 Public Announcements. Unless otherwise required by applicable law, rule or regulation, none of the Parties shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, no Party will make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Telus.

Section 4.02 Non-Competition. Each of Seller and [*****] , jointly and severally, covenants and agrees that during the period commencing on the Closing Date and expiring ten (10) years from the Closing Date, neither shall, anywhere that Seller or [*****] , prior to the Closing Date, operated or had active plans to expand to after the Closing Date (the “Restricted Territory”), directly or indirectly, own any interest in, manage, control, participate in (whether as an owner, operator, manager, consultant, officer, director, manager, member, employee, investor, agent, representative or otherwise), consult with, render services for or otherwise engage in any business or entity that competes with the Purchased Assets as conducted on or within five (5) years before the Closing Date, or contemplated to be conducted by the Seller or [*****] (the “Restricted Business”).

(a) If, at the time of enforcement of any of the provisions of this Section 4.02, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the Parties agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The Parties further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by Law.

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(b) Seller and [*****] each acknowledge and agree that money damages would not be an adequate remedy for any breach or threatened breach of the provisions of this Section 5.02 and that, in such event, Buyer or any of its successors or assigns, shall, in addition to any other rights and remedies existing in their favor, be entitled to specific performance, injunctive and/or other relief in order to enforce or prevent any violations of the provisions of this Section 4.02.

(c) Seller and [*****] each acknowledge and agree that (i) they will each receive substantial benefits by virtue of the transactions contemplated by this Agreement, (ii) certain of the goodwill of Seller also inures in Buyer, and all such goodwill is being transferred to Buyer in connection with the transactions contemplated by this Agreement and (iii) each agrees that the restrictions contained in this Section 5.02 are reasonable and are no greater than necessary to protect the goodwill being received by Buyer in connection with the transactions contemplated by this Agreement.

Section 4.03 Discontinuation of Seller’s Activity Relating to the Purchased Assets. Immediately following the Closing, Seller and [*****] shall each take all actions necessary to cause Seller and [*****] to discontinue and cease, all of its activity, globally of any nature, relating to the Purchased Assets and future development activities that would directly and materially compete with the Purchased Assets acquired by the Buyer in this Agreement other than purchase orders issued by Buyer to Seller or [*****] or as otherwise agreed by Buyer. Seller may continue Seller’s Business in all aspects other than activities relating to the Purchased Assets and future development activities that would directly and materially compete with the Purchased Assets . In furtherance of the foregoing and in recognition of the significant value and importance of the confidential list of customers being purchased by Buyer in this transaction, Seller and [*****] each agree that, neither shall enter into any business or transactions with any of the customers included in the Purchased Assets or take any action that may, directly or indirectly, be reasonably likely to interfere with Buyer’s operation of its business with the customers for the products marketed by Buyer utilizing the Purchased Assets. Notwithstanding anything else to the contrary in this Agreement, Buyer shall issue a Purchase Order to [*****] for the same number of [*****] and for the same price as the initial purchase order from Telus described in Section 1.05(a)(i)1 of this Agreement.

Section 4.04 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; provided, however, that Seller agrees (a) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Buyer or the Purchased Assets by reason of such noncompliance; and (b) to indemnify, defend and hold harmless Buyer from and against any and all such claims; and (c) to take promptly all necessary action to remove any lien which is placed on the Purchased Assets by reason of such noncompliance.

Section 4.05 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

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Section 4.06 Further Assurances; Assistance of Audit. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder. In addition, if required under the regulations of the U.S. Securities and Exchange Commission (“SEC”), Buyer is required to prepare an audit of the Seller’s Business relating to the Purchased Assets for the Seller’s most recent fiscal year, Seller will assist Buyer in completing such audit in order to comply with SEC regulations.

ARTICLE V
Indemnification

Section 5.01 Survival. All representations and warranties contained herein and all related rights to indemnification shall survive twenty-four (24) months following the Closing, except for the core representations and warranties contained in Section 3.01 (Seller’s Organization and Authority), Section 3.03 (Seller’s Title to Purchased Assets), and Section 4.01 (Buyer’s Organization and Authority) which shall survive until the seventh anniversary of Closing. The covenants and agreements contained in this Agreement shall survive indefinitely, other than the covenants and agreements in Section 5.02 (Non-Competition) and Section 5.03 (Discontinuation of Seller’s Radio Business) which shall survive for the periods provided therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 5.02 Indemnification By Seller. Seller and [*****] , jointly and severally, shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, members, managers, directors, officers, employees and agents from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, “Losses”), arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(c) any Excluded Liability.

Section 5.03 Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless each of Seller and [*****] , their affiliates and their respective stockholders, members, managers, directors, officers, employees and agents from and against all Losses, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c) any Assumed Liability.

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Section 5.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 5.05 Certain Limitations.

(a) The aggregate amount for which either Seller or Buyer shall be liable pursuant to Section 5.02 or Section 5.03, as applicable, and any other dispute regarding this Agreement or the transactions contemplated hereby, shall not exceed the amount of Purchase Price actually received by Seller.

(b) No Party will be entitled to indemnification under Section 5.02 or Section 5.03, as applicable, for any indemnifiable Losses under this Article VI until the indemnifiable Losses have an aggregated cumulative amount which equals or exceeds $100,000, after which time such indemnifying Party shall be liable in full for the accumulated indemnifiable Losses subject to the provisions of this Article VI.

(c) In no event shall any Party be liable to any other Party for any punitive, special, exemplary, or speculative damages, related to the breach, or alleged breach, of this Agreement or in connection with any transaction contemplated hereby, except (i) if paid or payable to a third party, or (ii) in connection with any fraud on the part of Seller in connection with this Agreement. Notwithstanding the foregoing, each Party shall have the right to recover all other indirect damages including, without limitation, lost profits, loss of future revenue or income, diminution in value, loss of business reputation, or incidental damages except the Seller and [*****] liability for the lost profit, income or revenue shall not exceed the Purchase Price.

(d) Each Party entitled to indemnification hereunder (each, an “Indemnified Party”) shall take, and cause its affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss but not exceeding Ten Thousand U.S. Dollars (US$10,000); provided, however, that (i) no Indemnified Party shall: (1) be required to take any action to mitigate any Losses incurred or suffered to the extent based upon, arising out of, with respect to or by reason of fraud prior to the Closing; (2) be required to bring a legal proceeding against any person; or (3) have any obligation to take any actions that unreasonably interfere with or impact the business of such Indemnified Party; and (ii) the failure of an Indemnified Party to use such efforts to mitigate shall not constitute a defense to the Indemnifying Party’s obligations to indemnify the Indemnified Party pursuant to this Agreement.

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(e) Provided, however that none of the limitations set forth in this Section 5.05 shall apply with respect to any Losses arising from, in connection with or related to, a breach that constitutes fraud or intentional misrepresentation.

Section 5.06 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 5.07 Cumulative Remedies. The rights and remedies provided in this Article V are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VI
Miscellaneous

Section 6.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 6.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the day received or rejected if mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

If to Seller or [*****] : :	Titan Crest LLC 9 E. Loockerman Street, Suite 311 Dover, Delaware 19901 Attn: ____________ Email: ____________
If to Buyer:	AmpliTech Group, Inc.
155 Plant Avenue, Hauppauge, NY 11788 Attn: ______________ Email: _______________

Section 6.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 6.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

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Section 6.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.07 No Third-Party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 6.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.10 Governing Law, Dispute Resolution, Venue and Attorneys’ Fees.

(a) Governing Law. This Agreement, and the rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, excluding conflicts of law rules which might apply the law of a different jurisdiction.

(b) Good Faith Negotiations. The Parties shall use their best efforts to resolve any and all claims and disputes arising under this Agreement first through good faith negotiations and without initially resorting to litigation, or other similar proceedings; provided, however, that either Party shall be entitled to: (i) seek injunctive relief in any forum of competent jurisdiction to avoid irreparable harm, for breach of confidentiality, or for infringement or misappropriation of its intellectual property rights; or to (ii) commence litigation in the venue set forth below to avoid being barred by an applicable statute of limitations; in each case without first attempting to resolve such claim or dispute through good faith negotiations or mediation.

(c) Mediation. If the Parties are unable to resolve such claim or dispute via good faith negotiations, the Parties agree, prior to commencement of any legal action or suit, to submit to at least one day of non-binding mediation in Hauppauge, New York with a mediator chosen jointly by the Parties and with costs to be divided equally between the Parties.

(d) Litigation and Venue. Any legal action, suit, or proceeding with respect to this Agreement shall be brought exclusively in federal court in Suffolk County or state court in, Hauppauge, New York if a federal court is not available) and each Party consents to the jurisdiction of said court for all matters that arise under this Agreement. Each Party waives the right to formal service of process and agrees to accept service of process via hand delivery or by U. S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by applicable law.

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(e) Attorneys’ Fees. The prevailing Party in any litigation hereunder shall be entitled to attorneys’ fees and costs. The prevailing Party, for purposes of awarding attorneys’ fees and costs, shall be: (1) the claiming Party if the judgment is an amount equal to or greater than said Party’s final written settlement demand; or (2) the defending Party if the judgment is equal to or lower than said Party’s final, written settlement offer. If the Parties do not exchange a final, written settlement demand and a corresponding final, written settlement offer, or if the judgment is less than the final, written settlement demand but greater than the final, written settlement offer, the Parties shall pay their own attorneys’ fees and costs.

Section 6.11 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.12 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TITAN CREST LLC, a Delaware limited liability company

By:
Name:

[*****]

Canadian corporation

By:
Name:
Title:

AMPLITECH GROUP, INC., a Nevada corporation

By:

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APPENDIX A

[*****]

EXHIBIT A

Form of Assignment and Assumption

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of March 26, 2025 (the “Effective Date”), is by and between Titan Crest, LLC, a Delaware limited liability company, with its principal office located at 9 E. Loockerman Street, Suite 311, Dover, Delaware 19901 (“Seller”), and AmpliTech Group, Inc., an Nevada corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of March 26, 2025 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Intellectual Property Assignment And Transfer Agreement, dated March 26, 2025, a copy of which is attached to the Purchase Agreement as Exihibit B (the “[*****] IP Transfer Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2. Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the [*****] IP Transfer Agreement. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the [*****] IP Transfer Agreement.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the [*****] IP Transfer Agreement are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Titan Crest, LLC, a Delaware limited liability company

By
Name:
Title:

AmpliTech Group, Inc., a Nevada corporation

By
Name:
Title:

EXHIBIT B

[*****] IP Transfer Agreement